SCHEDULE 14A
                               (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                             SCHEDULE 14A INFORMATION
                     Proxy Statement Pursuant to Section
                 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[   ]  Preliminary Proxy Statement
[   ]  Definitive Proxy Statement
[ X ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[   ]  Confidential, For Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))



                    COLONIAL INTERMEDIATE HIGH INCOME FUND
              ________________________________________________
               (Name of Registrant as Specified In Its Charter)

    _______________________________________________________________________
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required.

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       1) Title of each class of securities to which transaction applies:


       2)  Aggregate number of securities to which transaction applies:


       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       4)  Proposed maximum aggregate value of transaction:


       5)  Total fee paid:


 [   ]    Fee paid previously with preliminary materials:


 [   ]    Check box if any part of the fee is offset as provided by Exchange
          Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      1)  Amount Previously Paid:


      2)  Form, Schedule or Registration Statement no.:


      3)  Filing Party:


      4)  Date Filed:

                        COLONIAL INTERMEDIATE HIGH INCOME FUND
                              One Financial Center
                        Boston, Massachusetts 02111-2621


                              AN IMPORTANT REMINDER
                       ----------------------------------

July 12, 2000

Dear Shareholder:

You recently received a proxy statement and proxy card requesting your vote on important proposals. Our records show that we have not received your completed proxy. The Colonial Intermediate High Income Fund's Annual Meeting of Shareholders has been adjourned until July 28, 2000, and it is important that we receive your vote before this meeting to avoid the continued expense of additional solicitations.

YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

I am writing to remind you that your participation is extremely important. If you haven't done so already, please cast your vote on the enclosed proxy card.

VOTING IS QUICK AND EASY.  EVERYTHING YOU NEED IS ENCLOSED.

Please mail your signed proxy card in the postage-paid envelope right away no matter how many shares of the Fund you own.

If you have already voted, thank you for your response. If you have any further questions, please contact your financial advisor, or call Corporate Investor Communications, Inc., a professional proxy solicitation firm, at 1-201-896-2616. We appreciate your immediate attention. Thank you.

Sincerely,


Stephen E. Gibson
President